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                                                                    EXHIBIT 99.1




                   AEROPOSTALE REPORTS DECEMBER SALES RESULTS


            -- DECEMBER TOTAL SALES INCREASE 32.7% TO $236.8 MILLION;
                      COMPARABLE STORE SALES INCREASE 11.4%
  -- RAISES FOURTH QUARTER EARNINGS GUIDANCE TO $0.71 - $0.73 PER SHARE VERSUS
              PREVIOUSLY ISSUED GUIDANCE OF $0.55 - $0.61 PER SHARE

NEW YORK, NEW YORK -- JANUARY 4, 2006 -- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that total net sales for the five-week period ended December 31, 2005 increased 32.7% to $236.8 million, compared to $178.5 million for the five-week period ended January 1, 2005. The company's comparable store sales increased 11.4% for the month, versus a comparable store sales increase of 0.5% in the year ago period.

Year-to-date, total net sales increased 23.7% to $1.140 billion, compared to $921.6 million in the year-ago period. Year to date, comparable store sales increased 3.0%, compared to an increase of 9.0% in the year-ago period.

Julian R. Geiger, Chairman and Chief Executive Officer said, "We are very pleased with our December performance, which reflects the continuation of the strong sales momentum we built during the Black Friday weekend. The strength of our holiday merchandise assortment and our creative sales promotions enabled us to exceed both our sales and gross margin plans significantly. As a result of our performance, we ended the month with inventory levels, on a per square foot basis, comparable to last year. We believe we are well positioned for the transition into the spring selling season and we are excited about executing on our merchandise initiatives during fiscal 2006."

The company also updated its earnings guidance for the fourth quarter. The company now believes it will report earnings in the range of $0.71 - $0.73 per fully diluted share, compared to its previously issued guidance of $0.55 - $0.61 per fully diluted share.

To hear the Aeropostale prerecorded December sales message, please dial (877) 519-4471 or (973) 341-3080, followed by the conference identification number #5637324.

ABOUT AEROPOSTALE, INC.
-----------------------
Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 11 to 18 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores, on-line thorough its website (www.aeropostale.com) or at organized sales events at college campuses.


ABOUT JIMMY'Z:
--------------
Jimmy'Z, a wholly owned subsidiary of Aeropostale, Inc., is a California lifestyle-oriented brand targeting fashion-aware young women and men ages 18 to
25. Jimmy'Z offers customers trend-right apparel in an innovative and unique store environment.


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The first Aeropostale store was opened in 1987. The company currently operates
660 Aeropostale stores in 47 states and 14 Jimmy'Z stores in 11 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.